Exhibit 10.13

PRIVATE & CONFIDENTIAL

12 December 2025

GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.

111 SOMERSET ROAD

#08-1OA 111 SOMERSET

SINGAPORE 238164

Dear Sir/Madam:

BANKING FACILITY

We, Green Link Digital Bank Pte. Ltd., (the “Bank”), refer to our Facility Letter dated 28 March 2025 (the “Existing Facility Letter(s)”) and the various discussions between you and our officers and wish to inform you that we are agreeable to revise the terms and conditions applicable to the existing facility(ies) (the “Facility(ies)”) as set out in this letter (“Facility Letter”).

1.	Facility(ies)

Uncommitted Facility	Existing Limit			Changes			New Limit

Overdraft (“OD”)	S$	4,500,000	/-	S$	540,000	/-	S$	5,040,000	/-

Committed Facility	Existing Limit			Changes			New Limit

Term Loan 1 (“TL1”) (maturing on 03 May 2027)	S$	300,000	/-		-		#S$	300,000	/-

(NEW) Term Loan 2 (“TL2”)		-		S$	300,000	/-	S$	300,000	/-

Total	S$	4,800,000	/-	S$	840,000	/-	S$	5,640,000	/-

#Note: As at 11 December 2025, TL 1 loan outstanding is S$219,160.99

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2.	Terms and Conditions

Overdraft (“OD”)	Purpose: For general working capital requirement.

Interest: Prime Rate + 2.15% per annum.

Our prevailing prime rate is 5.35% per annum.

We shall be entitled to review and vary the interest rate from time to time at our absolute discretion and by notification to you.

Availability: Available for activation within 1 month from the date of this Facility Letter unless otherwise extended by us at our sole discretion.

Disbursement: Limit is to be activated in your designated current account or multicurrency account to be opened with the Bank, on the date of account opening (unless a separate date is otherwise agreed in writing between the Bank and yourself).

Repayment: All amount owing and any debit balances in your account including interest accrued, shall be payable on demand.

Processing Fee: S$5,400/-

Cancellation fee: 1.50% of the Facility limit will be charged and payable by you upon cancellation of this Facility at any time after acceptance.

Reduction schedule: OD is subject to the following reduction schedule :-

Date	Step down limit			Revised limit
Current		-		S$	5,040,000	/-
02 January 2027	S$	340,000	/-	S$	4,700,000	/-

Term Loan 2 (“TL2”)

Purpose: For general working capital requirement.

Interest: Prime Rate + 2.65% per annum

Our prevailing prime rate is 5.35% per annum.

We shall be entitled to review and vary the interest rate from time to time at our absolute discretion and by notification to you.

Tenor: 2 years

Availability: Term loan is available for disbursement within 1 month from the date of this Facility Letter unless otherwise extended by us at our sole discretion.

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Disbursement: The Facility will be disbursed via a single disbursement into your designated current account or multicurrency account maintained with GLDB Bank, on the date of account opening (unless a separate date is otherwise agreed in writing between the Bank and yourself).

Repayment: The disbursement and the interest accrued will be repaid via instalments at the end of each Interest Period (or any other time period as agreed between you and us). The monthly instalment shall comprise of principal and interest based on amount disbursed. We will notify you of the monthly instalment amount as well as the commencement date of repayment of the monthly instalments upon disbursement.

Prepayment: Full or partial prepayment is allowed. A prepayment fee of 1.00% will be charged on the amount prepaid. Notice period of 30 calendar days should be provided to Bank before each prepayment.

Processing Fee: 1.50% of the Facility Limit shall be payable by you upon your acceptance of this Facility Letter and will be debited from your account upon disbursement.

Cancellation fee: 1.50% of the Facility limit will be charged and payable by you upon cancellation of this Facility at any time after acceptance.

3.	Fees

Without prejudice to the rates mentioned in this Facility Letter, the interest, commission, fee and/or bank charges in respect of the Facilities granted to you shall be in accordance with the Bank’s prevailing fees and charges which shall form an integral part of this Facility Letter unless otherwise stated.

4.	Securities

The Facilities as specified in paragraph 1 of this Facility Letter, together with all other monies, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

(i)	Existing 3rd party Open legal mortgage over (“the Property”). Hemant Kumar Bhatt as registered owner of the Property and the mortgagor on record acknowledges and agrees that the existing legal mortgage over the Property extends to secure any obligations owed by the Borrower under this Facility Letter, including but not limited to, the OD, TL1 and TL2 facilities.

(ii)	Existing Personal Guarantee executed by HEMANT KUMAR BHATT (the “Guarantor”).

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5.	Conditions Precedent

(a)	Unless otherwise determined by us, the Facility(ies) will be available for your utilization only after we have received and found satisfactory:

i)	This Facility Letter duly accepted by you and the Guarantor(s) (if any).

ii)	A Certified true extract of resolution passed by your board of directors authorizing your acceptance of this Facility Letter.

iii)	A Certified true copy of your Certificate of Incorporation and constitution of your company, certified by a Company Secretary, an External Practising Accountant or a Lawyer.

iv)	Completion of all legal and security documents, including but not limited to legal assignment(s), corporate/personal guarantee(s) and notice of assignment(s), where applicable, in accordance with applicable law. All documents shall be duly executed, stamped, and lodged with the relevant authorities to the satisfaction of the Bank.

v)	You have successfully opened a current account or multi-currency current account with us.

vi)	The Facility(ies) is granted subject to the Bank being satisfied with the results of our winding-up, bankruptcy, title, legal requisitions searches and all other searches as we deem necessary. In the event that any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the Facilily(ies).

vii)	All representations, warranties and statements contained in this Facility Letter, the Guarantee or otherwise made in writing in connection herewith or therewith or in any certificate or statement furnished pursuant to any provisions hereof or thereof or in any document or instrument referred to herein or therein shall be true and correct with the same effect as though made on the disbursement date.

viii)	This Facility Letter and all such other documents as may be required by the Bank, duly signed and accepted by you and the Security Providers.

ix)	There is no material adverse change in your financial condition, operating environment, management or any other conditions which in the opinion of the Bank will materially affect your ability to perform your obligations under this Facility Letter.

x)	There shall not exist at or prior to disbursement an event of default or any condition, event or act which, with the giving of notice or lapse of time or the fulfilment of any requirement (or any combination of these), would constitute an event of default.

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xi)	Insurance policies, cover notes and insurance premium receipts and such other similar documentation (whether legal, security or otherwise), confirmation of the fulfilment of such other requirements (including stamping, registration, and other conditions precedent) as maybe required by us.

xii)	You are required to insure the Property by an insurance company approved by us / MSIG Insurance (Singapore) Pte. Ltd. to the extent of its full insurable value against fire and such other risks as we may from time to time require naming us as loss payee. By signing this Facility Letter, you hereby authorize the Bank at its discretion to deal directly with the insurer of the Property as the Bank deems necessary.

xiii)	Any other documents or information which the Bank may require in connection with the Facility(ies).

(b)	Our obligation to advance any moneys or to incur any liabilities pursuant to this Facility Letter is subject to the further condition that on the date of each relevant disbursement or transaction date, there being no event or circumstances which could affect our decision or willingness to advance any moneys or to incur any liabilities pursuant to this Facility Letter.

6.	Covenants

(i)	Loan to value (“LTV”) ratio:

Initial LTV - The aggregate OD, Term Loan 1 & 2 facility(ies) shall not exceed 89% of the appraised value of the mortgaged Property.

Maintenance LTV - Upon full settlement of the Term Loan 1 and 2 facility(ies), the remaining OD facility shall not exceed 75% of the appraised value of the mortgaged Property.

7.	Other Conditions

(i)	We reserve the right to review the Facility(ies) from time to time. Upon such review, we will have the right at our sole discretion, notwithstanding any inconsistent provision in this Facility Letter or any other document, to immediately cancel, reduce or vary the Facility(ies) and all further utilization of the Facility(ies) and/or to demand for immediate repayment of all monies and liabilities owing to us under the Facility(ies) (whether actual or contingent).

(ii)	The Facility(ies) shall also be subject to such other terms and conditions customary for financing of this nature and legal documentation required by and acceptable by us.

(iii)	You shall provide any other document(s) as maybe required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its absolute discretion impose.

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(iv)	By signing this Letter, you agree that the Bank is authorized to debit any of your Account(s) for any and all interest, fees, insurance premiums, legal and valuation expenses and such other sums that may be payable in connection with the Credit Facility(ies). Such authorization will remain in force until all outstanding amount due and owing are repaid in full.

(v)	You shall execute such documents, do such acts and things and take such steps as may be in your power to procure that all other necessary persons, if any, execute and do all such further documents, agreements, deeds, acts and things as may be required so that full effect may be given to the provisions of this Facility Letter.

8.	Standard Terms and Conditions

The latest version of theenclosed Standard Terms and Conditions Governing Facilities and Transactions and all addendum / supplements thereto in force and available at https://www.glbank.com/data/tosend/resource/upload/GLDB-Terms-and-Conditions- Governing-Facilities.pdf (“Standard Conditions”) shall apply to the Facility(ies).

This offer shall lapse if it is not accepted within 14 days from the date of this Facility Letter unless otherwise extended by us. Upon your acceptance of this Facility Letter, we may conduct due diligence and credit checks on you, your directors, your shareholders, your authorized signatories, any guarantor, any security provider and such other relevant persons required by us (including but not limited to checks with any credit bureau). Notwithstanding your acceptance of this letter, this offer shall automatically lapse if the result of any such due diligence checks and credit checks conduct by us are not satisfactory.

Should you have any enquiry pertaining to this Facility Letter, please do not hesitate to contact our Relationship Manager,                        at

We are pleased to be of service to you.

Yours faithfully

VP, Head, Emerging Enterprise
Green Link Digital Bank Pte. Ltd.

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Acceptance

We are Directors of the Company and hereby confirm the acceptance of the above revised terms and conditions as stated in the Facility Letter. We also confirm that we have obtained independent legal advice in respect of the transactions contemplated under or in connection with the Facility Letter.

We also hereby certify and/or warrant as follows:

1.	attached to this Acceptance is a true, complete, correct and up-to-date copy of an extract of the resolutions passed by the Company’s directors on 16 /12/ 2025 (the “Directors’ Resolutions”), the Directors’ Resolutions do not exceed the objects and powers of the Company or the powers of the Directors to pass such resolutions, having been duly recorded in the Minute Book of the Company, duly adopted and not having been rescinded, modified or superseded; and

2.	we are at the date hereof, directors of the Company and are duly authorised signatories of the Company and are duly authorised to act on behalf of the Company.

We further confirm that we have read, fully understood and accept the Standard Conditions and the GLDB Privacy Policy.

For and on behalf of the Company

/s/ Hemant Kumar Bhatt
Name of Director:	Hemant Kumar Bhatt	Name of Director:
Date:	16/12/2025	Date:

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Confirmation by Guarantor(s)

l/We hereby confirm that l/we have read, fully understood and accept the Facility Letter, and we agree to stand as Guarantor.

I/We authorise and give you consent to conduct credit checks on me/us (including but not limited to checks with any credit bureau) and to obtain and verify and/or disclose or release any information relating to me/us, the Guarantee, my/our personal data and/or an of my/our account(s) with you from or to any party or source as you may from time to time deem fit at your own discretion and without any liability or notice to me/us for the purposes specified in the Guarantee and for any and all the purposes stated in the GLDB Privacy Policy. I/We confirm that l/we have read, fully understood and accept the GLDB Privacy Policy.

/s/ Hemant Kumar Bhatt
Name of Guarantor: HEMANT KUMAR BHATT
NRIC:
Date:	16/12/2025

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PRIVATE & CONFIDENTIAL

07 January 2026

GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.

111 SOMERSET ROAD

#08-10A 111 SOMERSET

SINGAPORE 238164

Dear Sir/Madam:

BANKING FACILITY

We, Green Link Digital Bank Pte. Ltd., (the “Bank”), refer to our Facility Letter(s) dated 28 March 2025 and 12 December 2025 (the “Existing Facility Letter(s)”) and the various discussions between you and our officers and wish to inform you that we are agreeable to revise the terms and conditions applicable to the existing facility(ies) (the “Facility(ies)”) as set out in this letter (“Facility Letter”).

1.	Facility(ies)

Uncommitted Facility	Limit

Overdraft (“OD”)	S$	5,040,000	/-

Committed Facility	Limit

Term Loan 1 (“TL1”)	#S$	300,000	/-
(maturing on 03 May 2027)

Term Loan 2 (“TL2”)	S$	300,000	/-

Total	S$	5,640,000	/-

#Note: As at 05 January 2025, TL 1 loan outstanding is S$207,213.97

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2.	Securities

(a)	The Overdraft & Term Loan 2 Facilities together with all other monies, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

	(i)	Existing 3rd party Open legal mortgage over (“the Property”). Hemant Kumar Bhatt as registered owner of the Property and the mortgagor on record acknowledges and agrees that the existing legal mortgage over the Property extends to secure any obligations owed by the Borrower under this Facility Letter, including but not limited to, the OD and TL2 facilities.

	(ii)	Existing Personal Guarantee executed by HEMANT KUMAR BHATT (the “Guarantor”).

(b)	The Term Loan 1 Facility together with all other monies, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

	(i)	Existing Personal Guarantee executed by HEMANT KUMAR BHATT (the “Guarantor”).

3.	Standard Terms and Conditions

The latest version of theenclosed Standard Terms and Conditions Governing Facilities and Transactions and all addendum / supplements thereto in force and available at https://www.glbank.com/data/tosend/resource/upload/GLDB-Terms-and-Conditions- Governing-Facilities.pdf (“Standard Conditions”) shall apply to the Facility(ies).

This offer shall lapse if it is not accepted within 14 days from the date of this Facility Letter unless otherwise extended by us. Upon your acceptance of this Facility Letter, we may conduct due diligence and credit checks on you, your directors, your shareholders, your authorized signatories, any guarantor, any security provider and such other relevant persons required by us (including but not limited to checks with any credit bureau). Notwithstanding your acceptance of this letter, this offer shall automatically lapse if the result of any such due diligence checks and credit checks conduct by us are not satisfactory.

Should you have any enquiry pertaining to this Facility Letter, please do not hesitate to contact our Relationship Manager,                          at

We are pleased to be of service to you.

Yours faithfully

VP, Head, Emerging Enterprise
Green Link Digital Bank Pte. Ltd.

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Acceptance

We are Directors of the Company and hereby confirm the acceptance of the above revised terms and conditions as stated in the Facility Letter. We also confirm that we have obtained independent legal advice in respect of the transactions contemplated under or in connection with the Facility Letter.

We also hereby certify and/or warrant as follows:

1.	attached to this Acceptance is a true, complete, correct and up-to-date copy of an extract of the resolutions passed by the Company’s directors on 7 January 2026 (the “Directors’ Resolutions”), the Directors’ Resolutions do not exceed the objects and powers of the Company or the powers of the Directors to pass such resolutions, having been duly recorded in the Minute Book of the Company, duly adopted and not having been rescinded, modified or superseded; and

2.	we are at the date hereof, directors of the Company and are duly authorised signatories of the Company and are duly authorised to act on behalf of the Company.

We further confirm that we have read, fully understood and accept the Standard Conditions and the GLDB Privacy Policy.

For and on behalf of the Company

/s/ Hemant Kumar Bhatt		/s/ Chen Jiangnan
Name of Director: HEMANT KUMAR BHATT		Name of Director: CHEN JIANGNAN

Date:	07/01/2026	Date:	07/01/2026

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Confirmation by Guarantor(s)

l/We hereby confirm that l/we have read, fully understood and accept the Facility Letter, and we agree to stand as Guarantor.

I/We authorise and give you consent to conduct credit checks on me/us (including but not limited to checks with any credit bureau) and to obtain and verify and/or disclose or release any information relating to me/us, the Guarantee, my/our personal data and/or an of my/our account(s) with you from or to any party or source as you may from time to time deem fit at your own discretion and without any liability or notice to me/us for the purposes specified in the Guarantee and for any and all the purposes stated in the GLDB Privacy Policy. I/We confirm that l/we have read, fully understood and accept the GLDB Privacy Policy.

/s/ Hemant Kumar Bhatt
Name of Guarantor: HEMANT KUMAR BHATT
NRIC:
Date:	07/01/2026

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